S I M P L Y  I N T E R A C T I V E.



                        MASTER SOFTWARE LICENSE, BUNDLING

                           AND DISTRIBUTION AGREEMENT

                                CONTRACT # 21997


THIS MASTER SOFTWARE LICENSE, BUNDLING AND DISTPJBUTION AGREEMENT is entered into as of March 14,1997 ("Effective Date") between Simply Interactive, Inc. ("SII"), a California corporation having its principal place of business at 650 Saratoga Avenue, San Jose, CA 95129 ("DEVELOPER") and FOUNTAIN TECHNOLOGIES, INC, ("FOUNTAIN"), having its principal place of business at 3 Riverview Drive, Somerset, NJ 0887) C'REPSELLER").

                                    RECITALS

RESELLER is in the business of manufacture, sale, licensing and distributing of computer software products, including the sale and distribution of third party products.

RESELLER desires the right, on its own behalf and on behalf of subsidiaries, to reproduce and/or distribute proprietary software products owned by DEVELOPER

DEVELOPER desires to grant RESELLER and its subsidiaries the non-exclusive right to reproduce and/or distribute its proprietary software products, and for the exhibits to this Agreement to define the terms and conditions specific to each respective product of DEVELOPER.

NOW  THEREFORE,  SII  and  FOUNTAIN  hereby  agree  as  follows:

                                    AGREEMENT

1.  DEFINITIONS

     1.1      "Agreement"means  this Software License, Bundling and Distribution
              -----------
Agreement,  including  all  exhibits  and  attachments  hereto.

     1.2      "SII" means,  collectively, Simply  Interactive  and  all  Simply
              -----
Interactive  Subsidiaries.

     1.3      "Hardware"  means  any  RESELLER  labeled  hardware  product.
              ----------

     1.4      "SII's  Subcontractor"  means  an independent subcontractor(s) who
              ----------------------
provides  software  reproduction,  bundling and/or distribution services to S11,

     1.5      "Bundle"  means  the  combination  of  all  hardware  and software
              --------
products which are to be assembled and/or packaged for sale by RESELLER as a unit under, this Agreement which

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unit  includes  a Program Copy (or coupon evidencing right to receive a copy) of each  Program  and  any  related  Documentation.

     1.6      "Confidential  Information" means: (a) any information relating to
              --------------------------
SII's product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how; (b) any information that is designated by the disclosing party as confidential in writing or, if disclosed orally, reduced in writing and designated as confidential within thirty (30) days; and (c) the terms and conditions of this Agreement; provided, however that "Confidential Information" shall not include information that: (i) was generally available to the public at the time of receipt from the disclosing party, or thereafter becomes generally available to the public other than through a breach of this Agreement by the recipient party;
(ii) is known to the recipient party on a non-confidential basis prior to its receipt from the disclosing party; (iii) is disclosed with the prior written consent of the disclosing party; (iv) becomes known to the recipient party from a source other than the disclosing party without breach of this Agreement by the recipient party; (v) was required to be disclosed pursuant to law; or (vi) was developed independently by personnel of the recipient party who had no substantive knowledge of the disclosing party's Confidential Information at the time of such independent development.

     1.7     "Customer" means any  person  or entity who purchases a Bundle from
             ----------
Reseller  or  Reseller's  Subcontractor.

     1.8      "Developer"  means  the  individual  or  entity  identified in the
              -----------
opening paragraph of this Agreement, who is either the owner of the Program or who has the right to enter into this Agreement on behalf of the owner by written agreement with the owner.

     1.9      "End  User" means any  person or entity who purchases a Bundle for
              -----------
his or her own use or, if an entity, for its internal use, rather than for purpose of resale.

     1. 10    "Distribution Area" means those countries or geographic regions of
        --------------------
the world in which Reseller is authorized to distribute the Bundles as defined in Exhibit 1.

     1.11     "Documentation"  means  the  documents  or  other  information
              ---------------
pertaining to each Program, which items are to be distributed to Customers in combination with said Program (whether in the form of printed materials or software residing on the same media as the Program), as specified in the corresponding Exhibit 1.

     1  12      "Documentation  Master"  means  Reseller  is  responsible  for
                ----------------------
reproduction of printed copies of any of the Documentation pursuant to Exhibit 2, the master copy of such Documentation (in electronic or other form), including any applicable artwork and/or film, will be delivered to Reseller or Reseller's Subcontractor for use in such reproduction process.

                                       2
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     1.  13      "Program  Master" means the golden master copy of each Program,
                 ----------------
to be delivered to Reseller by S11 in the storage media form described in the corresponding Exhibit 2 for Resellers use in manufacture of the Program Copies.

     1.  14     "Program" means the most current commercially available  version
               ---------
of each of SIPS software programs which Reseller is authorized to copy, bundle and/or distribute under this Agreement, or any subsequent Amendment hereto.

     1.  15     "Program Copy" means a copy of a Program residing on the storage
                --------------
media form (e.g.-, hard disk, CD Rom, floppy diskette) in which it is to be bundled and distributed to the Customer, as specified in the corresponding
Exhibit  1.

     1. 16     "Reseller" means a party authorized by SII to purchase the Bundle
                ---------
for  resale  to  end  users  and/or  to  other  authorized  Resellers.

     1.17      "Subsidiary" means a  corporation,  partnership,  joint  venture,
               ------------
limited liability company or other legal entity at least fifty-one percent (51%) of whose outstanding shares, securities or other ownership rights representing the right to vote for the election of directors or other managing authority are owned or controlled, directly or indirectly, by another company.

                         2. RIGHT TO COPY AND DISTRIBUTE

     2.1      Rights  Granted.  SII  hereby  grants  to  Reseller a nonexclusive
              ---------------
license as to each Program, to: (a) make or have made Program Copies from the Program Master, in the media form specified in the corresponding Exhibit 1; (b) make or have made copies of the Documentation from the Documentation Master, (if applicable) pursuant to Exhibit 2; (c) assemble the Program Copies and corresponding Documentation in Bundles for distribution; (d) distribute the Program Copies to Customers in the Distribution Area as part of a Bundle; and
(e) to, directly or indirectly, do all acts reasonably necessary for the marketing, distribution, and sale of the Bundle. S11 authorizes Reseller to grant: (a) Reseller's Subcontractor any of the rights granted Reseller by this
Section 2.1 ; and (b) Reseller's Subcontractor any of the same rights to market, distribute and sell the Program(s) as part of a Bundle, including the right to distribute and sell the Program(s) as part of a Bundle, including the right to distribute to other Resellers.

     2.2      Developer's Ownership. SII retains all rights, title, and interest
              ----------------------
to: (i) each Program; (ii) SII's service marks, trademarks and/or trade names; and (iii) all copyrights, patent rights or trade secret rights associated with each of the Programs and the Documentation.

     2.3      Copyright  and  Trademark Rights. In  connection  with  Resellers
              ---------------------------------
marketing and distribution of the Bundle, SII grants to Reseller, and to Resellers Subcontractors, the non-exclusive, non transferable right during the term of Resellers Rights of Distribution under this Agreement to use (a) all copyrighted materials contained in the Programs(s) (including but not limited to screen shots from the Program(s)), the Documentation, and any packaging or other materials provided by SII and (b) all trademarks associated with the Program(s).

                                       3
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     2.4     Limitations on Use. Reseller shall not use or duplicate any Program
             -------------------
for any purpose other than as specified in this Agreement. Reseller shall not disassemble, decompile, reverse engineer, modify or otherwise change any part of a Program.

                          3. DEVELOPER'S RESPONSIBILITY

     3.1      Transfer  of  Master  Copies, SII shall  provide  to  Reseller  or
              -----------------------------
Reseller's Subcontractor, at no cost, the Program Master and the Documentation Master, both according to the Schedule set for-the in the corresponding Exhibit 2.

     3.2      Program  Compatibility.  SII shall verify the compatibility of the
              -----------------------
Program with the Resellers system software revision defined in the corresponding
Exhibit 2. Upon request, SII's test methodology and a brief summary of the test results shall be provided to Reseller. SII shall provide to Reseller, at no cost, a reasonable number of additional copies of the Program for testing. Reseller shall have the right to test each Program for compatibility with Resellers Hardware, Resellers Software and/or any third party product to be bundled with the Program.

     3.3      SII's Points of  Contact.  As  set  forth  in  Exhibit  2, SII has
              -------------------------
identified its primary contact, together with a list of its representatives having responsibility for resolution of increasingly critical issues related to this Agreement. In the event of any change in names of the" points of contact, SII will immediately notify Reseller of the replacement representative.

                             4. FEES AND PAYMENTS

     4.1      Royalty Fees. Reseller or Reseller's Subcontractor will pay to SII
              -------------
the Royalty Fee in the amount set forth in the corresponding Exhibit I ("the Royalty Fee") for each Program Copy. Payment will be made by Reseller based on units sold into the channel. Resellers Royalty obligation will accrue on the date of sale into the channel. However, Royalty Payments to SII for any quarter will not be due until thirty (30) days after the end of that quarter, based on the applicable Quarterly Report pursuant to Section 4.2.

     4.2      Royalty  Reporting.  As to each Program covered by this Agreement,
              -------------------
Reseller shall maintain complete and accurate records of the following: (i) the number of Bundles containing the Program Copies which are either, manufactured and shipped to distribution or sold into the Channel, (ii) the number of Program Copies which are reconfigured pursuant to Section 4-4(a); and (iii) the number of Customer Returns pursuant to Section 4.4(b) At the end of each calendar quarter, Reseller shall submit a report ("Monthly Report") to SII listing the above information, by each of these three (3) categories, for the preceding month.

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     4.3      Royalty  Payments.    Reseller shall included  with  each  Royalty
              ------------------
Payment, a quarterly report summarizing the three (3) previous calendar months in accordance with Section 4.1, 4.2 and 4.4.

     4.4      Expiration/Termination.    Upon expiration or termination of  this
              -----------------------
Agreement, Reseller will have the right to submit reports on, and obtain royalty credits for, up to one hundred (100) units of Reconfigurations and Returns occurring within sixty (60) days after said expiration or termination.

     4.5      Right  to  Audit.  SII shall have the right, at its expense and on
              ----------------
thirty (30) days written notice, to have an independent certified public accountant audit the records of Reseller to verify the information provided in the Monthly and Quarterly Reports. Records subject to audit under this section shall extend no more than one (1) year prior to the request date. If, as a result of such audit, an underpayment is verified, Reseller will rectify payment of inconsistencies or mistakes within thirty (30) days, and, if greater than five percent (5%) underpayment for any reporting period is found, also reimburse SII for the cost of the audit. SII may exercise its right to audit no more than once per year unless an underpayment of over five percent (5%) has been discovered in the prior audit. In such cases, the SII shall have the right to audit once every three months until the results of the last audit show less than a five percent (5%) underpayment. Audit scheduling shall be by mutual agreement between SU and the Reseller, and all audits must be completed within five working days. Upon completion of the audit, the independent certified public accountant shall provide a copy of the report to SII and the Reseller. SII acknowledges and agrees that all such records of Reseller shall be considered
Confidential  Information  and shall be subject to the restrictions set forth in
Section 7 of this Agreement. The CPA shall execute and observe the terms of this Agreement.

                        5. REPRESENTATIONS AND WARRANTIES

     5.1      Ownership.  SII  represents and warrants: (i) that it is the owner
              ----------
of, or has obtained a license from the owner of, all right, title and interest, including copyright, if any, in and to all preexisting images, icons, characters, graphics, sounds, music, photographs, recordings, video, film, animation, cartoons, illustrations, accompanying text, captions, scripts, or related materials in each of the Program(s); (ii) that it has obtained or will obtain prior to delivery under this Agreement, all licenses and releases required to enable Reseller to exercise the license granted in this Agreement, including without limitation, the release of each person or organization whose name, voice, likeness, portrayal, impersonation or performance is included in any Program ' and (iii) that it has not previously granted and will not grant any rights in any Program to any third party inconsistent with the rights granted to Reseller herein.

     5.2      Program  Warranty  SII  warrants  that  each  of the Programs will
              -----------------
perform substantially in accordance with the Documentation for one year after delivery of the Program Master.

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
     5.3      Program  Warranty to Customer. SII shall provide the sole warranty
              -----------------------------
to the Customer pertaining to the performance of each Program, which warranty shall provide, at a minimum, that the Program is capable of substantially performing the functions described in the end user Documentation.

     5.4      Replacement Copies of the Program.   In the event that Reseller or
              ----------------------------------
an authorized service provider elects to provide Customer with a replacement for a defective or damaged Program Copy from a Bundle, no additional fee will be due SII for the replacement copy of the related Documentation.

                               6. INDEMNIFICATION

     6.1      Proprietary Rights Indemnity.  SII agrees to defend, indemnify and
              -----------------------------
hold harmless Reseller and Reseller's affiliates, directors, officers, employees, agents and contractors from any and all losses, damages, liabilities, costs, expenses (including reasonable attorney's fees), judgments or settlement amounts arising out of or in connection with any claim that the' marketing, sale or use of a Program infringes any patent, copyright, trademark, trade secret, privacy right, right of publicity or other proprietary right of a third party.

     6.2      General  Indemnity.  SII agrees to  defend,  indemnify  and  hold
              -------------------
harmless Reseller, and Reseller's affiliates, directors, officers, employees, agents and contractors, from and against any and all losses, damages, liabilities, costs, expenses (including costs and reasonable fees of attorneys and other professionals), judgments or settlement amounts arising out of or in connection with a claim that any of the Program(s) caused injury or damage to persons or property, or a claim that any Program failed to perform as represented or was defective.

                               7. CONFIDENTIALITY

     7.1      Disclosure; Standard of Care. The parties acknowledge that, in the
              ------------------------------
course of performance of their obligations under this Agreement, each party may disclose Confidential Information to the other. Each party will protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that each such party uses to protect and safeguard its own like information, but not less than the degree of care that would be exercised by a prudent person given the sensitive and strategic value of such Confidential Information, Confidential Information shall be disclosed only to the employees of the recipient who have a "need to know" and who have executed an internal nondisclosure agreement at least as restrictive as the terms of this Agreement. Reseller shall not disclose any Confidential Information to any third party without first obtaining SII's written consent to such disclosures.

     7.2      No  Warranties,  Representations  or  Liability. In furnishing any
              ------------------------------------------------
Confidential Information hereunder, SII makes no warranty, guarantee or representation, either express or implied (a) as to the adequacy, accuracy, sufficiency or freedom from defect of such Confidential

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
Information. or (b) that the use or reproduction of any Confidential Information received hereunder shall be free from any patent, trade secret or copyright infringement.

                             8. TERM AND TERMINATION

     8.1      Term.  This  Agreement shall commence on the Effective Date, shall
              -----
continue in full force and effect for a period of REDACTED, and shall be automatically renewed thereafter for successive REDACTED periods unless notice of intent not to renew is received by either party at least ninety (90) days prior to the commencement of any subsequent term.

     8.2      Termination  Without  Cause. SII shall have the right to terminate
              ----------------------------
this Agreement at will, with or without cause, upon thirty (30) days written notice.

     8.3  Termination  For  Cause. Either party will have the right to terminate
          ------------------------
this Agreement  immediately  upon  written  notice  at  any  time  if:

          (a) The other party is in material breach of any term, condition covenant of this Agreement other than those contained in Section 7 and fails to cure that breach within thirty ('30) days after written notice of such breach;

          (b) The other party is in material breach of any term, condition or covenant of this Agreement contained in Section 7; or

          (c) The other party; (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course or business as they mature; or (iii) makes an assignment for the benefit of creditors.

     8.4      Archiving/Destruction of Program Master Copies. Upon expiration or
              -----------------------------------------------
termination of this Agreement, Reseller or if applicable, Reseller's Subcontractor, shall archive or destroy each Program Master and, if applicable, each Documentation Master received from SII.

                                9. GENERAL TERMS

     9.1      Nonexclusivity. Nothing  in  this  Agreement shall  prevent either
              ---------------
party from entering into a similar agreement with any other party. This Agreement shall not be construed to restrict either party from engaging in any activities with respect to the other party's competitors' products or services.

     9.2      Relationship  of  the  Parties.  In  all  matters relating to this
              ------------------------------
Agreement, SII is an independent contractor. Neither party will represent that it has any authority to assume or create any obligations, express or implied, on behalf of the other party. Nothing stated in this Agreement shall be construed as constituting Reseller and SII as partners or joint ventures, or as creating the relationship of employer and employee, principal and agent, master and servant, or licenser and licensee between Reseller and SII.

     9.3      No  Assignment.  This  Agreement is not assignable by either party
              --------------
without the prior written consent of the other party. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors, and permitted assigns.

     9.4     Notice.  All  notices  sent  to  SII shall be sent to the following
             ------
addresses:

     Simply  Interactive,  Inc.             Fountain  Technologies,  Inc.
     650  Saratoga  Avenue                  3  Riverview  Drive
     San  Jose,  CA  95129                  Somerset,  NJ  08873
     ATTN:  LEN  FARACE                     ATTN:  JERRY  SILVERMAN
                                                   CONTROLLER

and  copies  to  the  following  addresses:

     Simply  Interactive,  Inc.
     650  Saratoga  Avenue
     San  Jose,  CA  95129
     ATTN:  GLENN  GOELZ

     9.5      Governing  Law/Venue. This Agreement  shall  be  governed  by  and
              ---------------------
construed in accordance with the Laws of the State of California, except that body of law known as Conflicts of Law. All actions or proceedings arising directly or indirectly between the parties, other than those for injunctive relief, shall be litigated in courts located within the County of Santa Clara, California. Reseller consents to the jurisdiction thereof and agrees not to disturb such choice of forum. If Reseller is not a resident of California, Reseller waives the personal service of any and all process upon it, and agrees that all such service or process may be made by certified or registered mail, return receipt requested, addressed to Reseller.

     9.6      Severability.  In  the  event  that  any of the provisions of this
              ------------
Agreement shall be held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable, the remaining provision of this Agreement shall remain in full force and effe2t and shall be construed so as to best effectuate the intention of the parties in executing it.

     9.7      No  Waiver.  Failure  by  either party to enforce any provision of
              ----------
this Agreement shall not be deemed a waiver of the right to thereafter enforce that or any other provision of this Agreement.

     9.8      Survival.Any obligations which either expressly or by their nature
              ---------
are to continue after the termination or expiration of this Agreement shall survive and remain in effect

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
     9.9      Modification. Any modifications  of  this  Agreement  must  be  in
              -------------
writing  and  signed  by  both  parties  hereto.

     9.10      Force Majeure. Neither  party  shall be liable for any failure or
               --------------
delay in the performance of an obligation hereunder on account of strikes, riots, fires, explosions, acts of God, war, governmental action, or any other cause which is beyond the reasonable control of such party.

     9.11      Entire Agreement. This Agreement constitutes the entire agreement
               -----------------
between the parties with respect to the subject matter hereof, and any and all written or oral Agreements heretofore existing between the parties are expressly canceled. SII acknowledges that it is not entering this Agreement on the basis of any representations not expressly contained herein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

SIMPLY  INTERACTIVE                           FOUNTAIN  TECHNOLOGIES,  INC.

BY:    Robert  A.  Rositano  Jr.              BY:  Steven  B  Marker

NAME:  Robert  A.  Rositano  Jr.              NAME:  Steven  B  Marker

TITLE:  EVD                                   /S/  Steven  B  Marker
                                              ----------------------

DATE:  3/14/97                                DATE:  4/17/97

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                                    EXHIBIT I

              PRODUCT DESCRIPTION, PRODUCT PRICING AND DISTRIBUTION


     Program  NameNersion:               Price  Per  Copy
     ---------------------               ----------------

     Internet the City - V  2            REDACTED
     1  CD  for  PC/Win95

     Documentation:
     --------------

     Registration  Card
     End  User  License
     User Manual (in electronic form)

     Language  Versions:
     -------------------

     English

     Customers:
     ----------

     All  FOUNTAIN  Customers

     Distribution  Area:
     -------------------

     REDACTED

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                                    EXHIBIT 2

                             DEVELOPER DELIVERABLES

Program  Name/Version     Deliverables                      Delivery  Schedule
---------------------     ------------                      ------------------

Internet the City - V 2   Compatibility* Testing Complete   Upon Signature
                                                            of Contract by both
                          Program Copies for Testing        Parties.

                          Program  Master  (I  GM)

                          Documentation  Master
                             CD  Silk  Screens

                          Hard  Copy  Documentation
                             Samples

Developer  Contacts
-------------------

Primary  Contact:         Len  Farace  (408)  260-6600
Escalation  Contact:      Glenn  Goelz  (408)  260-6589

Reseller  Contacts
------------------

Primary  Contact:         Fountain  Technologies
                          Stephen  Smith  (908)  764-5680

                          Fountain  Technologies
                          Debbie  Sinowell  (908) 563-4800  x 1311
                          50  Randolph  Road
                          Somerset,  NJ  08873

Dear  Neil:

We understand the current situation concerning Fountain Technologies current contract with Simply Interactive, Inc. and are conveying to you in writing what has transpired.

Simply Interactive, Inc. (the Company) was acquired as of (August 6, 1997) pursuant to default provisions entered into between Simply Interactive, Inc. and SSN properties (a California Corporation) all assets, product, contracts, and intellectual property rights then became the assets of SSN properties.

During the course of this transaction SSN entered into an agreement to then sell, assign, grant and convey all property / contract rights to NETTATI Online Communities, Inc. (a Delaware Corporation.) UNDER THE TERMS SET FORTH IN THE ASSET PURCHASE AGREEMENT NETTAXI WILL ALSO ASSUME ALL OBLIGATIONS PRIOR AND FUTURE PERTAINING TO ALL EXISTING CONTRACTUAL AGREEMENTS(OUTLINED IN THE MASTER SOFTWARE LICENSE AND DISTRIBUTION CONTRACT.)

THE CONVEYANCE AND TRANSFER OF THESE ASSETS INCLUDES "INTERNET THE CITY" CD-ROM SOFTWARE, AND ANY EXCISING CONTRACTS RELATING TO THE SOFTWARE THAT WERE
CURRENTLY ESTABLISHED AND HELD BY SIMPLY INTERACTIVE, INC. "re: FOUNTAIN TECHNOLOGIES CONTRACT" AND ALL PRIOR OR FUTURE OBLIGATIONS OUTLINED IN THE MASTER SOFTWARE LICENSE AND DISTRIBUTION CONTRACT.

As of November 1, SSN properties has transferred and conveyed all property, software, and contract rights to NETTAXI Online Communities, Inc. From this day forward NETTAXI at its sole discretion may amend, transfer, or establish new contracts/ relationships with any and all vendors relating to Simply Interactive, Inc. or the "Internet the City" CD-ROM software. All monies due, with respect to software bundling agreements are to be made directly to NETTAXI Online Communities, Inc.

Sincerely

/S/ Robert A. Rositano Jr. Chairman
    -------------------------------------
    Robert A. Rositano Jr. Chairman / CEO         Company  Address:
                                                  2165  S.  Bascom  Ave.
                                                  Campbell,  CA.  95008
Customer Service Contact: Brian Stroh             888  8799880
                                                  408  8799880

Should you require any further information or documentation, please advise the undersigned and it will be forthcoming.


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